UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 13, 2016

INTELLIGENT CLOUD RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202294	N/A
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8717 N. Mattox Rd. Apt C198

Kansas City, MO 64154

(Address of principal executive offices)

(647) 478-6385

 (Registrant's telephone number, including area code)

       N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2016, Intelligent Cloud Resources, Inc. entered into a heads of agreement with 2440499 Ontario Inc. to acquire a perpetual license to provide Leagoo Smart Phones and Fonia “All Access Mobile” platform to the territory of Florida. The Fonia “All Access Mobile” Inc. is an end-to-end Mobile solution, working primarily to serve individuals, regardless of their credit score, through an MVNO (Mobile Virtual Network Operator) Fonia Mobile (and Fonia Financial). The Fonia “All Access Mobile” service will bundle a traditional handset sale with a hybrid phone rate plan (a mix of prepaid and postpaid plans) and a prepaid MasterCard. To effect the permanent license in the designated territory, Intelligent Cloud Resources will attempt to complete a private placement of $1,000,000 and shall issue 34,000,000 restricted shares of its common stock to 2440499 Ontario Inc. The permanent license shall be transferred to Intelligent Cloud Resources upon completion of the private placement of $1,000,000 of shares of common stock of Intelligent Cloud Resources. In the event the private placement is not completed and 2440499 Ontario Inc. is required to raise the funds in an alternative transaction, 2440499 Ontario Inc. agrees to pay Intelligent Cloud Resources a good faith fee for its services.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Heads of Agreement, by and between Intelligent Cloud Resources, Inc. and 2440499 Ontario Inc., dated December 13, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2016

Intelligent Cloud Resources, Inc.
/s/ Fatima Khan
By:	Fatima Khan
Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Heads of Agreement, by and between Intelligent Cloud Resources, Inc. and 2440499 Ontario Inc., dated December 13, 2016.

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